Exhibit 1.1

Execution Version

SPIRE INC.

Common Stock, Par Value $1.00 Per Share

Having an Aggregate Offering Price of up to $271,300,000

EQUITY DISTRIBUTION AGREEMENT

May 9, 2022

RBC Capital Markets, LLC 200 Vesey Street. 8th Floor New York, New York 10281	Royal Bank of Canada c/o RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281

BofA Securities, Inc. One Bryant Park New York, New York 10036	Bank of America, N.A. c/o BofA Securities, Inc. One Bryant Park New York, New York 10036

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017	The Toronto-Dominion Bank c/o TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017

As Managers or Forward Sellers	As Forward Purchasers

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement dated February 6, 2019, as modified by a letter agreement dated May 14, 2019, between Spire Inc., a Missouri corporation (the “Company”), and each of (i) RBC Capital Markets, LLC (“RBCCM”) and BofA Securities, Inc. (“BofA Securities” and, together with RBCCM and the Forward Purchasers referred to in clause (ii) below, the “Existing Manager Parties”), as Manager or Forward Seller, and (ii) Royal Bank of Canada and Bank of America, N.A., each as a Forward Purchaser (the “Equity Distribution Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Equity Distribution Agreement.

1. Maximum Amount

(a) The aggregate gross sales price of Shares to be sold pursuant to the Equity Distribution Agreement (exclusive of, for the avoidance of doubt, any Confirmation Shares) shall not exceed the Maximum Amount, which, prior to the date hereof, was $150,000,000. As contemplated by Sections 3(k), 4(w) and 4(x) of the Equity Distribution Agreement, the Company hereby notifies each of the Manager Parties that:

(i) on April 28, 2022, the Company’s Board of Directors authorized Shares having an aggregate gross sales price of $200,000,000 to be sold under the Equity Distribution Agreement (without taking into account Shares sold pursuant to the Equity Distribution Agreement prior to the date hereof) for the period commencing on the date hereof and expiring on the earlier to occur of (A) the date on which such Shares having such aggregate gross sales price have been issued and sold and (B) the third anniversary of the date hereof;

(ii) at the date hereof, Shares having an aggregate gross sales price of $78,700,000 remain unsold under the Equity Distribution Agreement; and

(iii) because the third anniversary of the effectiveness of the Registration Statement is May 14, 2022, the Company has determined to prepare and file, and on the date hereof has filed, with the Commission in accordance with the Securities Act and in form and substance satisfactory to each of the Manager Parties, (A) a new registration statement (Registration No. 333-264799) on Form S-3, which became effective upon its filing, to permit the offering and sale of Shares to continue as contemplated by the Equity Distribution Agreement and (B) a new supplement to the prospectus filed as part of such new registration statement pursuant to the applicable paragraph of Rule 424(b) under the Securities Act.

(b) The Company desires to increase the Maximum Amount for purposes of the Equity Distribution Agreement to $271,300,000 (which consists of (i) Shares having an aggregate gross sales price of $71,300,000 that were issued and sold prior to the date hereof and (ii) Shares having an aggregate gross sales price of $200,000,000 that may be issued and sold on or after the date hereof), and each of the Manager Parties (as defined in paragraph 2(a) below) agree with the Company to so increase the Maximum Amount accordingly.

2. Additional Manager Parties

(a) Each of the Existing Manager Parties under the Equity Distribution Agreement, as Manager, Forward Seller and Forward Purchaser, as the case may be, thereunder, will continue to serve in such capacities after the date hereof in accordance with the terms of the Equity Distribution Agreement (as modified by this letter agreement). The Company desires to, and hereby does, appoint each of (i) Morgan Stanley & Co. LLC (“Morgan Stanley”) and TD Securities (USA) LLC (“TD Securities”) as an additional Manager and Forward Seller (collectively, the “Additional Managers” and the “Additional Forward Sellers,” respectively) and (ii) Morgan Stanley and The Toronto-Dominion Bank as an additional Forward Purchaser (collectively, the “Additional Forward Purchasers” and, together with the Additional Managers and the Additional Forward Sellers, the “Additional Manager Parties”), in each case under the Equity Distribution Agreement (as modified by this letter agreement), and each of the Additional Manager Parties and the Existing Manager Parties (collectively, the “Manager Parties”) acknowledges each such appointment.

(b) Each of the Additional Manager Parties hereby acknowledges that it has received and reviewed a complete copy of the Equity Distribution Agreement and agrees and confirms that, upon execution and delivery of this letter agreement, it shall become a party to the Equity Distribution Agreement and be fully bound by and subject to, and benefit from, all of the covenants, terms and conditions of the Equity Distribution Agreement (as modified by this letter agreement), as though an original party thereto. Upon such execution and delivery, the Company agrees and confirms the foregoing with each of the Additional Manager Parties, and each of the Existing Manager Parties acknowledges the foregoing.

(c) For purposes of the Equity Distribution Agreement (as modified by this letter agreement):

(i) except as otherwise therein provided, all statements, requests, notices and agreements thereunder to the Additional Manager Parties shall be in writing and delivered by hand, overnight courier, mail or facsimile and shall be sufficient in all respects if delivered or sent, (A) in the case of the Additional Managers or the Additional Forward Sellers, to (1) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention Equity Syndicate Desk, with a copy to the Legal Department and (2) TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention Equity Capital Markets (email USTMG@tdsecurities.com) and (B) in the case of the Additional Forward Purchasers, to (1) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention Equity Syndicate Desk, with a copy to the Legal Department and (2) The Toronto-Dominion Bank, 1 Vanderbilt Avenue, New York, New York 10017, Attention Global Equity Derivatives (email TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com and bradford.limpert@tdsecurities.com); and

(ii) any reference to the term (A) “Manager,” “Forward Seller,” “Forward Purchaser” or “Manager Party” in the Equity Distribution Agreement shall mean each Additional Manager, Additional Forward Seller, Additional Forward Purchaser or Additional Manager Party, respectively, in addition to each Existing Manager Party in each such capacity, as applicable, and (B) “RBCCM” or “BofA Securities” (as successor to Merrill Lynch) in the fourth paragraph of Section 1 and in Section 3(d) of the Equity Distribution Agreement shall also mean each of Morgan Stanley and TD Securities.

3. Other Modifications

For purposes of the Equity Distribution Agreement (as modified by this letter agreement):

(a) the definition of the term “Bring-Down Delivery Date” set forth in Section 4(n) thereof shall be amended to also include any date reasonably requested by a Managing Party; and

(b) Section 2(ll) thereof shall be amended in its entirety as follows:

(ll) OFAC. Neither the Company nor any of its subsidiaries, directors or officers nor, to the knowledge of the Company, any agent, employee, affiliate or other person or entity acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State; and the Company will not directly or indirectly use any of the proceeds from the sale of the Shares by the Company in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, to engage in, facilitate or finance any activities with or involving any person or entity that is currently the target of any U.S. sanctions in a manner that would result in a violation of U.S. sanctions.

4. Conditions of the Manager Parties’ Obligations

At the date hereof and as a condition to the obligations of each of the Manager Parties under the Equity Distribution Agreement (as modified by this letter agreement), in addition to the conditions set forth in Section 6 thereof, Bracewell LLP, as counsel for the Manager Parties, shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as therein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in the Equity Distribution Agreement (as modified by this letter agreement), or as any of the Manager Parties or such counsel may otherwise reasonably request.

5. Miscellaneous

This letter agreement, together with the Equity Distribution Agreement and any Letter Agreement, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, between the Company and any of the Manager Parties with regard to the subject matter hereof. This letter agreement may be signed by the parties in one or more counterparts, which together shall constitute one and the same agreement among the parties. This letter agreement and any Claim shall be governed by, and construed in accordance with, the internal laws of the State of New York.

[Signature Pages Follow]

If the foregoing correctly sets forth the understanding between the Company and each of the Manager Parties, please accept the same by signing in the space provided below for that purpose, whereupon this letter agreement and such acceptance shall constitute a binding agreement between the Company and each of the Manager Parties. Alternatively, the execution of this letter agreement by the Company and its acceptance by or on behalf of each of the Manager Parties may be evidenced by an exchange of electronic mail or other written communications.

Very truly yours, SPIRE INC.

By:	/s/ Adam Woodard
Name:	Adam Woodard
Title:	Treasurer

[Signature Page to Letter Agreement]

ACCEPTED as of the date first above written

RBC CAPITAL MARKETS, LLC

By:	/s/ R. Michael Ventura
Name: Michael Ventura
Title: Managing Director

RBC CAPITAL MARKETS, LLC as agent for ROYAL BANK OF CANADA

By:	/s/ R. Michael Ventura
Name: Michael Ventura
Title: Managing Director

BOFA SECURITIES, INC.

By:	/s/ Jason Satsky
Name: Jason Satsky
Title: Managing Director

BOFA SECURITIES, INC. as agent for BANK OF AMERICA, N.A.

By:	/s/ Jason Satsky
Name: Jason Satsky
Title: Managing Director

[Signature Page to Letter Agreement]

ACCEPTED as of the date first above written

MORGAN STANLEY & CO. LLC

By:	/s/ Mary Kelly
Name: Mary Kelly
Title: Vice President

TD SECURITIES (USA) LLC

By:	/s/ Brad Limpert
Name: Brad Limpert
Title: Managing Director

TD SECURITIES (USA) LLC as agent for THE TORONTO-DOMINION BANK

By:	/s/ Brad Limpert
Name: Brad Limpert
Title: Managing Director

[Signature Page to Letter Agreement]